ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 1ST day of February, 1995, by and among BARRY-WEHMILLER COMPANY, a Missouri corporation ("B-W"), BARRY-WEHMILLER ACQUISITION CORP., a Missouri corporation and wholly owned direct subsidiary of B-W (the "Buyer"), and FIGGIE INTERNATIONAL INC., a Delaware corporation (the "Seller").


     RECITALS

      WHEREAS, the Seller is engaged in the manufacture and sale of packaging machinery through the Akron, Ohio unit of its Figgie Packaging Systems division; and

      WHEREAS,   the  Buyer  and  the   Seller   have   reached   an
understanding pursuant to which the Buyer shall acquire certain of the assets and business of the Seller relating to such unit and shall assume certain liabilities of the Seller relating thereto; and

      WHEREAS, the Buyer and the Seller anticipate that Clark Realty
Co., Inc. (the "Land Buyer") shall acquire the land and building located at 10 Ascot Parkway, Cuyahoga Falls, Ohio, together with all improvements, additions and systems attached to or a part thereof (the "Real Property"), owned by Figgie International Real Estate Inc., a Delaware corporation (the "Land Seller"), and used in the business to be acquired hereby, pursuant to a Sale Agreement on terms materially equivalent to those contained in Exhibit A attached hereto (the "Land Sale Agreement"); and

      WHEREAS, each of the parties hereto desires to set forth certain representations, warranties, covenants and indemnity obligations, and to establish certain closing conditions, made to induce the others to execute and deliver this Agreement and to consummate the transactions contemplated hereby;

      NOW,  THEREFORE,   in  consideration  of  the  premises,   the
covenants  and  agreements  herein  contained,   and  other  good  and  valuable
consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

     ARTICLE 1

        PURCHASE AND SALE OF ASSETS

      1.1  Description  of Assets.  At the  Closing  (as  defined in
Article 5 hereof), subject to the terms and conditions set forth in this Agreement, the Seller shall sell to the Buyer, and the Buyer shall purchase from the Seller, the assets of the Akron unit (consisting of the Consolidated Packaging Machinery, CloseTech International, IAC and Akron Packaging product lines) of the Figgie Packaging Systems division of the Seller (such unit is hereinafter referred to as the "Division"), wherever located, including the following assets of, or used in the business of, the Division (collectively, the "Assets"), free and clear of all material liens and encumbrances, other than encumbrances securing the Assumed Liabilities, as hereinafter defined:




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   (a)  All inventory of raw materials, work-in-process,
shipping materials and supplies and finished goods;

   (b) All trade accounts receivable (other than such receivables due from any other business segment, division, subsidiary or affiliate of Seller) and employee travel and expense advances (the "Receivables");

   (c) All items of machinery, equipment, furniture, fixtures, tools, dies, jigs and related spare parts and all supplies, together with all manuals and written warranties relating thereto;

   (d) All right, title and interest of the Seller in and to written bids, sales orders, sales and service contracts, supply contracts, maintenance contracts and other contract rights (including any amendments thereto) which are set forth on
Schedule 1.1(d) (collectively, "Contract Rights");

   (e) All right, title and interest of the Seller in and to all leases of tangible personal property and real property which are listed or cross-referenced on Schedule 3.4(b) (collectively, "Leases");

     (f) All right, title and interest of the Seller and any affiliate thereof in and to the names "Akron", "Closetech", "Consolidated", "IAC" and "Capem" and all trademarks, trade names, patents, copyrights, licenses, franchises, discoveries and other know-how, and all applications therefor, but excluding the name "Figgie" and derivatives thereof and the intellectual property rights relating thereto as set forth in Schedule 1.1(f) (the "Figgie Names");

     (g) All designs, models, prototypes, plans, specifications, drawings and everything related thereto, including but not limited to any of the foregoing relating to the CTI seamer product line and all derivatives;
   (h)      All sales materials, catalogs, and advertising materials;

   (i) All records and files pertaining to customers and suppliers, including, without limitation, sales records, correspondence with customers,
customer   files  and  account   histories,   records  of  purchases   from  and
correspondence with suppliers; and

     (j) All right, title and interest of the Seller in and to license agreements with third parties for the sale, distribution or manufacture of products which were entered into in the ordinary course of the Division's business.
     1.2 Purchase Price. The aggregate consideration to be paid by the Buyer to the Seller for the Assets shall be paid in full by the assumption of the Assumed Liabilities, as hereinafter defined.

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      1.3 Purchase Price Allocation. The Buyer and the Seller shall, as soon as practicable following the Closing Date, use their best efforts to negotiate and agree upon the respective fair market values of the Assets and to execute a joint certificate reflecting the same. The Assumed Liabilities and all other capitalizable costs shall be allocated for all reporting purposes (including financial accounting and federal and state income tax purposes) in accordance with the individual fair market values of the Assets as set forth on such joint certificate in a manner consistent with section 1060 of the Code (as defined in Section 3.3(a)). Neither the Buyer nor the Seller shall take a position in any Return (as defined in Section 3.3(a)), or examination or other administrative or judicial proceeding relating to any Return, that is inconsistent with such allocation.

      1.4 Collection of Receivables and Remission. From and after the Closing, the Buyer shall have the right and authority to collect for its own account all Receivables and to endorse with the name of the Seller or the Division any checks or drafts received with respect to any such Receivables and the Seller agrees promptly to deliver to the Buyer any cash or other property received directly or indirectly by it with respect to such Receivables, including any amounts payable as interest, and to offer such assistance as the Buyer may reasonably request to provide for the termination of existing lockbox arrangements and to instruct account debtors to forward payments to the Buyer. If and to the extent any Receivable is to be collected through a draw on a letter of credit or similar instrument issued for the account of any customer, Seller shall cooperate with Buyer (a) to assign all of Seller's rights under such letter of credit or other instrument, where permitted, and/or (b) to ensure that Buyer obtains the benefit of the proceeds of such letter of credit or other instrument.


     ARTICLE 2

     ASSUMPTION OF CERTAIN LIABILITIES

      2.1 Assumed Liabilities. Subject to the terms and conditions set forth in this Agreement, at the Closing the Seller shall transfer and assign, and the Buyer shall assume, pay and perform subsequent to the Closing Date, all of the following specified liabilities and obligations of the Seller with respect to the Division (collectively, the "Assumed Liabilities"):

   (a) All trade accounts payable and customer advanced payments which are set forth on a schedule to be delivered by the Seller and approved by the Buyer and which were incurred in the ordinary course of the Division's business and reflected on the books and records of the Division as of the Closing Date (but excluding such payables and payments due to any other business segment, division, subsidiary or affiliate of Seller;

   (b) All obligations incurred in the ordinary course of business under the express terms of any of the Contract Rights; and

     (c) All obligations incurred in the ordinary course of the Division's business under the express terms of any of the Leases that the Buyer has not novated at the Closing. - 3 -

Notwithstanding the foregoing, the Buyer shall not assume any liability or obligation under any of the Contract Rights or Leases which is past due or delinquent as of the Closing Date.

      2.2 No Other Liabilities Assumed. Except for the liabilities and obligations of the Seller to be specifically assumed by the Buyer under
Section 2.1, the Buyer shall not assume, and the Seller shall remain liable for, any and all liabilities, obligations, claims and commitments of or against the Seller which are not specifically set forth herein as being expressly assumed by the Buyer, whether the same are known or unknown, existing, contingent upon future events or circumstances, accrued, funded, unfunded or otherwise including without limitation:

   (a)      Taxes imposed on the Seller;

   (b) any liabilities or obligations resulting from any product liability claims;

   (c) any liability or obligation resulting from any formal or informal, written or unwritten agreement with respect to severance pay, bonus, pension, health or medical benefit, or any other employee benefit or fringe benefit plan;

   (d) obligations under any collective bargaining agreement covering any employees of the Division;

     (e) obligations under agreements and instruments not included within the Contract Rights or Leases, including without limitation any stock option arrangements;
   (f) liability to governmental entities and/or private persons under federal, state and local environmental statutes arising from or related to operations of the Seller prior to the Closing, or the condition of the Assets or the Real Property at the time of Closing; and

   (g) obligations and liabilities of the Seller which do not relate to the Division.


     ARTICLE 3

 REPRESENTATIONS AND WARRANTIES OF SELLER

       The Seller hereby represents and warrants to the Buyer and B-W as follows as of the date of this Agreement:

      3.1      Status.

     (a) Corporate Existence and Status. The Seller is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware.
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




   (b) Qualification. Schedule 3.1(b) lists the jurisdictions in which the Seller is required to be qualified to do business as a foreign corporation by reason of the nature of the Division's business as presently conducted. The Seller is in good standing as a foreign corporation in all such jurisdictions.

   (c) Corporate Power. The Seller has the corporate power to own and lease the Assets that it owns and leases and otherwise to conduct the Division's business as currently conducted.

   (d)      Authorization.

(i) The  Seller  has the  right,  power  and
      authority to enter into this Agreement and each other agreement, instrument or other document required to be executed by it hereunder (collectively, the "Other Agreements") and to consummate the sale of the Assets owned by it and the other transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement;

(ii)  The  execution  and  delivery  by  the
      Seller of this Agreement and the Other Agreements to which it is a party, and the consummation by the Seller of the sale of the Assets owned by it and the other transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the Other Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller; and

(iii)   This   Agreement   and   the   Other
      Agreements to which it is a party constitute the valid and binding agreements of the Seller that are enforceable against it in accordance with their respective terms, except to the extent that such enforceability (A) may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to creditors' rights generally and (B) may be subject to general principles of equity.

   (e) Absence of Violations or Conflicts. To the knowledge of Seller, except as disclosed in Schedule 3.1(e), the execution and delivery of this Agreement and the Other Agreements to which it is a party by the Seller and the consummation by the Seller of the sale of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements to which it is a party, do not and will not with the passage of time or giving of notice or both:

(i) constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest upon any of the Assets under (A) its certificate of incorporation and bylaws, as amended, (B) any judgment, decree or order of any governmental authority to which the Seller or any of the Assets are subject or bound, (C) any applicable law, or (D) any contract, agreement, instrument, commitment, undertaking or understanding to which the Seller is a party or to which it or any of the Assets are subject or bound, except where any such violation, conflict, default, termination or claim would not have a material adverse effect on the business of the Division or the ability of the Seller to perform its obligations under this Agreement; or

(ii) create, or cause the acceleration of the maturity of, any debt, obligation or liability of the Seller which is included among the Assumed Liabilities.

   (f)      No Governmental Consents Required.  Except as set forth in
Schedule 3.1(f), no material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on the part of the Seller is required in connection with its execution or delivery of this Agreement or the Other Agreements to which it is a party or the consummation of the sale of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement or Other Agreements by the Seller.

      3.2      Financial Matters.

   (a) Balance Sheet. Attached as Schedule 3.2(a) is a copy of the unaudited balance sheet of the Division as of December 31, 1994 (the "December Balance Sheet"). The December Balance Sheet is consistent with the books and records of the Division, and, to the Seller's knowledge, has been prepared in accordance with generally accepted accounting principles (as appropriate for an unincorporated division and except as to inventory costing and the absence of full footnote disclosures), is complete and accurate in all material respects, and fairly presents the financial position of the Division as of such date.

   (b) Capital Leases. Schedule 3.2(b) lists all Leases which are (or should be) recorded on the December Balance Sheet as capital leases.

   (c)      Absence of Certain Changes.  Except as set forth in
Schedule 3.2(c), since December 31, 1994, there has not been any activity with respect to the Division other than in the ordinary course of business and, without limiting the foregoing, there has not been:

(i) any material adverse change in the quantity, condition or value of the Assets;


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



(ii) any damage, destruction or casualty loss (whether or not covered by insurance) which has been or will be materially adverse to the Assets;

(iii)  any  increase  in  the   compensation
      payable by the Seller to any employee or agent of the Division other than routine increases made in the ordinary course of business consistent with past practice, or any bonus, incentive compensation, service award, right to severance or other like benefit, granted, made or accrued, contingently or otherwise, to or to the credit of any of such employee or agent, or any employee welfare, pension, retirement or similar payment or arrangement made or agreed to by the Seller or the Division with respect to any such employee or agent, other than pursuant to the existing plans disclosed on Schedule 3.8;

(iv)  any  sale,   assignment   or  transfer
      (including without limitation any collateral assignment or the granting or permitting of any lien, encumbrance or other claim) of any asset, property or right of the Division other than in the ordinary course of business;

(v) any amendment, modification, waiver or cancellation of any debt owed to, or claim of, the Division or settlement by the Division of any dispute involving any payment or other obligation due to or owed by the Division to be made or performed after the Closing Date;

(vi) any capital expenditure or commitment to make a capital expenditure (exclusive of expenditures for repair or maintenance of equipment in the ordinary course of business) exceeding $25,000 in the aggregate for all such expenditures or commitments;

(vii) any incurrence of any extraordinary loss or knowing waiver of any rights of substantial value by the Seller in connection with an aspect of the Division's business whether or not in the ordinary course of business;

(viii)  any  cancellation,   termination  or
      amendment by the Seller of any material contract, agreement, license or other instrument relating to the Division to which the Seller is a party or by which it is bound;

(ix) any failure on the part of the Seller to operate the Division's business in the ordinary course so as to

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      preserve  its  business  organization  intact in all  material respects,  including  the  services  of its key  officers  and
      professional   staff  and  the  goodwill  of  its   suppliers,
      customers and others having business relations with the Division; or

(x)     any agreement by or commitment of the
      Seller to do or permit any of the foregoing.

      3.3      Taxes.

   (a)      Definitions.  For purposes of this Agreement:

(i) The term "Code"  shall mean the Internal
      Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

(ii)  The   term   "Returns"   shall   mean,
      collectively, (A) all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of, any Taxes, and any amendments thereto; and (B) any statements, returns, reports, or similar documents required to be filed pursuant to
      Part III of Subchapter A of Chapter 61 of the Code or pursuant to any similar income, excise, or other tax provision of federal, territorial, state, local, or foreign law, and any amendments thereto; and the term "Return" means any one of the foregoing Returns.

(iii) The term  "Taxes"  shall  mean (A) all
      net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (B) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Return; and the term "Tax" shall mean any one of the foregoing Taxes. Notwithstanding the foregoing, however, the terms "Taxes" and "Tax" shall include only those amounts for which the Buyer or any affiliate thereof is, or could become, liable in whole or part (including, without limitation, any obligation in connection with a duty to collect, withhold, or pay over any Tax, any obligation to contribute to the

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      payment of any Taxes  determined on a consolidated,  combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnify or pay the Tax obligations of another person).

   (b)      Returns Filed and Taxes Paid.  Except as set forth in Schedule 3.3,
(i) the Seller has duly and timely filed with the appropriate taxing authorities, all Returns that it is required to file; (ii) each such Return is, to the Seller's knowledge, true, correct, and complete in all material respects;
(iii) all Taxes known by Seller due with respect to, or shown to be due on, each such Return (or amendment) or subsequent assessment with regard thereto, have been timely paid; and (iv) to Seller's knowledge there is no valid basis for the assessment of any deficiency with regard to any such Return. To Seller's knowledge, no other Taxes of the Seller are due with respect to any taxable periods or portions of periods ending on or before the Closing Date. There are no liens, attachments, or similar encumbrances on any of the Assets with respect to any Taxes, other than liens for Taxes of the Seller that are not yet due and payable. Except as set forth in Schedule 3.3, there are no pending or, to the knowledge of the Seller, threatened audits, investigations, claims, proposals or assessments for, or relating to, any Taxes, and there are no matters under discussion between Seller and any governmental authority with respect to Taxes that could result in any additional amount of Taxes. No extension of a statute of limitations relating to Taxes is in effect.

   (c) Miscellaneous. Except as otherwise set forth in Schedule 3.3, none of the Assets (i) owned by Seller is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former section 168(f)(8) of the Code; (ii) is "tax-exempt use property" under Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under section 103(a) of the Code.

      3.4      Real and Tangible Personal Property.

   (a) Real and Tangible Personal Property. For purposes of this Agreement, "Property" or "Properties" collectively refers to those Assets that are real and tangible personal properties owned by the Seller and used in the business of the Division. Schedule 3.4(a) lists each of the Properties (including machinery, equipment, vehicles, office furniture, tools and other tangible personal property), which has a net book value in excess of $25,000 to which the Seller holds legal or equitable title (whether or not of record), as to which it is taking depreciation, or as to which the Seller has rights as a conditional sales vendor under a conditional sales contract or other title retention agreement, other than inventory and other property properly expended for income tax purposes or properly disclosed pursuant to Sections 3.5 and 3.6 of this Agreement. Except as set forth on Schedule 3.4(a): (i) the Seller has good and marketable title to all of the Properties owned by it as indicated on
Schedule 3.4(a); and (ii) none of the Properties is subject to any lien, claim or other encumbrance except (A) liens for taxes not yet due and payable, (B) liens described in the December Balance Sheet, (C) liens imposed by law and incurred in the ordinary course of business for obligations not yet due and payable to landlords, carriers, warehousemen, laborers, materialmen and the like, and

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(D)  easements,  covenants  and  other  restrictions  of  record  which  do  not materially impair the ability of the Division to conduct its business as presently conducted.

   (b) Leases; Subleases. For purposes of this Agreement, "Lease" means any written lease, sublease or rental agreement (and any related contract, agreement, commitment, arrangement, undertaking or understanding) and all amendments, modifications and supplements thereof and waivers and consents thereunder pursuant to which in connection with the Division's business the Seller leases, subleases or rents any real or personal property, either as lessor, lessee, landlord or tenant. Schedule 3.4(b) lists all Leases, true and complete copies of which have been heretofore delivered or made available to the Buyer, except those which (i) can be cancelled by the Seller upon 30 or fewer days' notice without penalty or the acceleration of rentals, (ii) do not grant an option to purchase the leased property, and (iii) involve an annual rental of $25,000 or less. With respect to each of the Leases and except as disclosed on
Schedule 3.4(b): (A) neither the Seller nor (to the knowledge of the Seller) any other party is in default in connection with such Lease; (B) no act or event has occurred which, with notice or lapse of time or both, would constitute a default under Lease with respect to the Seller or (to the knowledge of the Seller) any other party; and (C) the Seller has not given (except as contemplated by Section 2.1(c) hereof in connection with the Buyer's assumption or novation of Leases or purchase of assets subject to Leases) or received any notice of cancellation or termination in connection with such Lease.

   (c) Condition. Except as set forth in Schedule 3.4(c): (i) the Properties and the properties subject to a Lease which are material to the operation of the Division's business are in good repair and operating condition, normal wear and tear excepted; (ii) the Seller has not received any notice of violation of, and, to the knowledge of the Seller, is in compliance with, all applicable building, zoning, land use or other similar statutes, laws, ordinances, regulations, permits, and health and safety codes in respect of any of the Properties or any of the properties subject to a Lease (and the Division's current use thereof does not constitute a nonconforming use); (iii) none of the Properties and the properties subject to a Lease has ever been used as a landfill or otherwise been used for the disposal, storage or treatment of any waste, trash, garbage, industrial by-product, chemical or hazardous substance of any nature, except chemicals used or to be used in the ordinary course of business of the Division in compliance with applicable law; (iv) none of the Properties and the properties subject to a Lease contains asbestos insulation or electrical equipment containing polychlorinated biphenyls except in compliance with applicable law identified on Schedule 3.4(c); and (v) Seller has not received any written recommendations by fire underwriters or rating boards, any insurance companies or holders of mortgages or other security interests requiring or recommending any repairs or work to be done with reference to any of the Properties and the properties subject to a Lease which remain outstanding.

   (d) All Necessary Properties. The Properties and the properties subject to the Leases (together with all other intangible properties of the Seller disclosed, or not required to be disclosed, pursuant to Sections 3.4, 3.5 and
3.6 of this Agreement) constitute all of the properties which the Seller uses in connection with the operation of the Division's business as presently conducted.

   (e) Accounts Receivable and Security. The Receivables, except to the extent of the allowance for doubtful accounts contained in the December Balance Sheet, of the Seller as reflected on the December Balance Sheet and the accounts receivable reflected on the books of the Division: (i) are valid, existing and represent monies due the Seller as a result of transactions in the ordinary course of business, including but not limited to amounts attributable to goods sold and delivered or services rendered; and (ii) to Seller's knowledge, except as set forth on Schedule 3.4(e), are subject to no refunds or other adjustments or to any defenses, rights of set-off, assignments, restrictions, security interests, encumbrances or conditions which have been asserted by third parties on or affecting any thereof. Except to the extent set forth in clause (ii) of the immediately preceding sentence, Seller makes no representation as to the collectibility of any Receivable or the adequacy of the allowance for doubtful accounts with respect thereto contained in the December Balance Sheet. Schedule 3.4(e) contains a true and complete list of all letters of credit and similar instruments securing any of the Receivables as to which the Seller or the Division is the beneficiary.

   (f) Inventories. The composition, quality, types and quantities of the inventories reflected on the December Balance Sheet, and those reflected on the books of the Division, are materially consistent with the composition, quality, types and quantities of inventories maintained by the Division in the two years preceding the date of this Agreement. Except as set forth in Schedule 3.4(f),
(i) the Seller holds no inventories for use by the Division of any other person on consignment, and (ii) no other person is in possession of any of the inventories of the Seller.

      3.5      Intellectual Property; Patents; Trademarks, Trade Names.

   (a) The term "Intellectual Property Rights" shall mean all patents, patent applications and patent disclosures; all inventions (whether or not patentable and whether or not reduced to practice); (except as set forth on
Schedule 1.1(f)) all trademarks, service marks, trade dress, trade names and corporate names and all the goodwill associated therewith; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, know-how, manufacturing and production processes and techniques, research information, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, customer and supplier lists and related information, marketing materials and all other intellectual property rights; in each case to the extent the foregoing relate to items used by the Division (without regard to whether any other person may have rights of use with respect thereto).

   (b) Schedule 3.5 contains a true and complete list of all patented or registered Intellectual Property Rights or any pending patent applications or applications for the registration of Intellectual Property Rights. Schedule 3.5 contains a complete and accurate list of (i) all trade or corporate names used by the Division; (ii) all computer software owned by the Division; and (iii) all licenses and other rights granted by the Division to any third party with respect to computer software rights and all licenses (other than so-called "execute by opening" software licenses) and other rights granted by any third party to the Division with respect to computer software rights, together with a description of the subject matter licensed.

   (c) Except as set forth on Schedule 3.5, (i) the Seller owns and possesses, all right, title and interest in and to, free and clear of any encumbrances, or has a valid, enforceable and effective license to use, all of the Intellectual Property Rights used in the operation of the business of the Division as presently conducted; (ii) during the two (2) years preceding the date of this Agreement, no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property Rights has been made or, to the Seller's knowledge, threatened and no such claim is currently outstanding; (iii) during the two (2) years preceding the date of this Agreement, the Division has not received any notice of any infringement or misappropriation by any third party with respect to the Intellectual Property Rights, nor has the Division received any claims alleging infringement or misappropriation of any intellectual property rights of any third party; and
(iv) to the Seller's knowledge, the Division has not infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third party, nor is it aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of its business as conducted.

      3.6      Loans and Contracts.

     (a) Indebtedness. Schedule 3.6(a) sets forth (i) a complete and accurate list or description of all instruments or other documents ("Debt Instruments") relating to any direct or indirect indebtedness for borrowed money of the Seller with respect to the Division, as well as indebtedness by way of industrial development bonds, capital leases, lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to personal property used or owned by the Seller in connection with the Division's business and (ii) a list of all loans of money to officers or employees or shareholders of the Seller (excluding travel and similar advances in the ordinary course of business).
   (b) Other Contracts. Schedule 3.6(b) lists each Contract Right of the type listed below (but such list shall not include Leases, Intellectual Property Rights, Debt Instruments, Insurance Policies and employee-related matters of the Seller disclosed elsewhere in this Agreement):

(i) for the purchase or rental of materials, inventory and supplies by the Seller entered into in the ordinary course of business which individually exceed $25,000 and which are not reasonably expected to be fully performed within 30 days of their respective dates;

(ii) for the purchase of services by the Seller entered into in the ordinary course of business which are not reasonably expected to be fully performed within 30 days of their respective dates;

(iii) that were entered into in the ordinary course of business and involve, or are reasonably expected to involve, an amount in excess of $25,000 and which are not reasonably expected to be fully performed within 30 days of their respective dates;

(iv) for matters not in the ordinary course of business of the Division;

(v) making the Seller liable, by guaranty, suretyship agreement, indemnification agreement, contribution agreement or otherwise, upon or with respect to, or obligating it in any way to provide funds in respect of, or obligating it to guarantee, serve as surety for or assume, any debt, dividend or other liability or obligation of any person, corporation, association, partnership or other entity (except endorsements made in the ordinary course of business in connection with the deposit of items for collection);

(vi)    granting a power of attorney;

(vii)relating to participation in a cooperative, partnership, joint venture or limited liability company;

(viii)           imposing confidentiality requirements;

(ix)  restricting or limiting the freedom of
      the Seller to compete in any line of business, except for limitations stipulated in intellectual property agreements;

(x)     involving any hedge arrangement against
      currency or interest rate fluctuations; or

(xi)    involving any letters of credit.

True and complete copies of all Contract Rights (as amended) required to be disclosed in Schedule 3.6(b) have been delivered or made available to the Buyer.

   (c) Insurance. All insurance policies for which the Seller is a beneficiary or named insured (including comprehensive general liability, personal and professional liability, comprehensive general casualty and extended coverage, business interruption, automobile, boiler and machinery, fire and lightning, marine, endowment, life, and worker's compensation) to the extent such policies relate to the Division ("Insurance Policies") are listed in
Schedule 3.6(c) in the form of a complete and accurate schedule (including the type of policy, the policy number, the limits of coverage, the carrier, the annual premium and the expiration date), and true and complete copies of such policies have been provided or made available to the Buyer.

   (d) Status. Except as disclosed on Schedule 3.6(d): (i) neither the Seller nor (to the knowledge of the Seller) any other party is in default in connection with any Debt Instrument, Contract Right or Insurance Policy; (ii) no act or event has occurred which, with notice or lapse of time or both, would constitute a default under any Debt Instrument, Contract Right or Insurance Policy, except as to Contract Rights or Insurance Policies where such default would not have a material adverse effect on the Assets or the business of the Division; (iii) the Seller has not received or given any notice of acceleration, cancellation or termination in connection with any Debt Instrument, Contract Right or Insurance Policy.

      3.7 Employment Relationships. Schedule 3.7 contains a true and complete list of all of the employees of the Division as of the date of this Agreement, setting forth each employee's compensation, date of hire and whether or not contributions are made for him under the employee benefit plans, programs and arrangements described in Section 3.8. Except as disclosed pursuant to
Schedule 3.7 or Section 3.8, the Seller has no obligations, contingent or otherwise to any such employees: (i) under any employment contract, agreement, commitment, undertaking, understanding, plan, program, policy or arrangement;
(ii) under any bonus, incentive or deferred compensation contract, agreement, commitment, undertaking, understanding, plan, program, policy or arrangement (including one for severance or other payments conditioned upon a change of control of the Seller); (iii) under any pension, profit-sharing, stock purchase or any other such plan, program or arrangement; or (iv) under any arrangement that has resulted or could result in the payment of any "excess parachute payment" as defined in Section 280G of the Code (without regard to subsection
(b)(4) thereof).

      3.8 Employee Benefit Plans. Attached as Schedule 3.8 hereto is a complete list of each "employee welfare benefit plan" as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974 ("ERISA") (collectively, the "Employee Welfare Plans"), each "employee pension benefit plan" as defined in Section 3(2) of ERISA (collectively, the "Employee Pension Plans"), and all deferred compensation arrangements in which any of the employees of the Division are participants. Each of the Employee Welfare Plans and Employee Pension Plans is maintained in material compliance with the applicable provisions of ERISA, the Code and any other applicable laws. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions herein or therein contemplated will cause the Buyer or any affiliate thereof to be liable to any person pursuant to the terms of the Employee Pension Plans, the Employee Welfare Plans or ERISA. The Seller is not a party to any pending or, to the Seller's knowledge, threatened action, claim suit or proceeding by any person or governmental instrumentality concerning any Employee Pension Plan or Employee Welfare Plan which relates to the Division or its employees. All payments due from the Seller (on account of employment contracts or otherwise) for Employee Pension Plans and Employee Welfare Plans have been paid for all periods ended on or prior to the date hereof, and for the period from the date hereof through the Closing Date, shall be paid by the Seller.
     3.9 Labor Relations.  With respect to the Division,  except as described in
Schedule 3.9: (a) the Seller is in material compliance with all federal, state, local and other applicable law respecting employment and employment practices, terms and conditions of employment and wages and hours; (b) there is no unfair labor practice, complaint, charge or
      - 14 -
other matter against or involving the Seller pending or, to the Seller's knowledge, threatened before any governmental authority; (c) there is no labor strike, dispute, organizing effort, slow down, stoppage or other material labor difficulty pending, involving or, to the Seller's knowledge, threatened, against or affecting the Seller; (d) to the Seller's knowledge, no representation question exists respecting the employees of the Seller; (e) no grievance which is reasonably expected to have an adverse effect on the business of the Division nor any arbitration proceeding arising out of or under collective bargaining agreements is pending, and to the Seller's knowledge no claim therefor exists; and (f) there is no collective bargaining agreement which is binding on the Seller. During the six month period ending on the date of this Agreement, no more than twenty (20) employees of the Division have suffered an "employment loss" as such quoted term is defined in the Worker Adjustment and Retraining Notification Act ("WARN Act").

      3.10 Litigation. With respect to the Division, except as disclosed in Schedule 3.10, the Seller is not (i) engaged in, a party to, subject to or, to the Seller's knowledge, threatened with any claim, legal or equitable action, or other proceeding (whether as plaintiff, defendant or otherwise and regardless of the forum or the nature of the opposing party); (ii) to the knowledge of the Seller, subject to any unasserted claim, the assertion of which is likely and which, if asserted, will seek damages, an injunction or other relief against the Seller which claim individually or collectively with such other unasserted claims if made would have a material adverse effect on the Assets or the business of the Division; or (iii) a party to or subject to any judgment, order or decree against it or the Assets. Except as set forth in
Schedule 3.10, there has been no reservation of rights by any insurance carrier, and no such reservation, to the Seller's knowledge, is threatened, concerning the coverage of the Seller with respect to any matter required to be disclosed pursuant to this Section 3.10.

     3.11 Compliance with Laws. With respect to the Division, except as set forth --------------------
in Schedule 3.11:
   -------------

   (a)      Generally.  The Seller is (and during the preceding five years has been) in compliance with all applicable law (including those involving antitrust, unfair competition, trade regulation, antipollution, environmental, employment, safety, health and food and drug matters) the noncompliance with which would have a material adverse effect on the Assets or the business of the Division.

   (b) Charges or Violations. The Seller is not (and during the preceding five years has not been) charged with, in receipt of any notice or warning of, or under investigation with respect to, any failure or alleged failure to comply with any provision of any applicable law, the noncompliance with which would have a material adverse effect on the Assets or the business of the Division.

   (c) Permits. Without limiting the foregoing: (i) the Seller has all material occupancy certificates and other material licenses, permits and certificates ("Permits") required in connection with its ownership, possession, use, occupancy or operation of any of the Properties owned, leased or used by the Division, all of which are listed in Schedule 3.11; (ii) all of the Permits are in full force and effect; (iii) the Seller is (and has been) in material

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



compliance with the Permits; and (iv) none of the Permits will be affected by, or require the consent of any party by reason of, the sale of the Assets or the other transactions contemplated by this Agreement.

   (d)      Environmental and Safety Requirements.

(i)  Except as set forth on  Schedule  3.11,
      the Seller has not received any oral or written notice of, and has no reason to believe there is, any existing or pending violation, citation, claim or complaint relating to the business of the Division or any facility owned or operated by the Division arising under any federal environmental law, including but not limited to the Resource Conservation and Recovery Act (also known as the Solid Waste Disposal Act), the Comprehensive Environmental Response Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, the Federal Water Pollution Control Act (Clean Water
      Act), the Clean Air Act and antipollution, waste control and disposal, worker health and safety and environmental protection laws, including common law, of any governmental authority, and all regulations and standards enacted pursuant thereto and all permits and authorizations issued in connection therewith (collectively, "Environmental and Safety Requirements").

(ii) No toxic or hazardous  substances  have
      been generated, transported, treated, stored, disposed of on or from or otherwise deposited in or on or allowed to emanate from any such facility (irrespective of whether such substances remain at the facility or were transferred to or otherwise disposed of off-site), including the surface waters and subsurface waters thereof, except in compliance with applicable law as described on Schedule 3.11. Schedule 3.11 identifies the location, type and contents of all underground tanks at any facility owned or operated by the Seller relating to the Division. The Seller has delivered to the Buyer true and complete copies of all closure reports with respect to underground storage tanks removed from any such facility.

      3.12  Transactions  with  Affiliates.  Except as  disclosed in
Schedule 3.12, no shareholder, officer or director of the Seller, or any "affiliate" or "associate" (as such terms are defined in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended) of any of the foregoing:

     (a) is a party to any lease, sublease, contract, agreement, commitment, understanding or other arrangement of any kind whatsoever, involving any such person and the Division which is not disclosed in Schedule 3.12, or

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



   (b) owns directly or indirectly, in whole or in part, any property that the Division uses or otherwise has rights in respect of, or

   (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Division other than (i) for compensation (including fringe benefits) to officers and employees disclosed pursuant to Section 3.7 and for reimbursement of ordinary and necessary expenses incurred in connection with employment by the Seller,
(ii) for rights under the employee benefit plans disclosed pursuant to Section 3.8, and (iii) as otherwise disclosed pursuant to this Agreement.

      3.13 Commissions. No person, firm or corporation has asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement by reason of any act or omission of the Seller or any person purporting to act on its behalf.

      3.14 Disclosures Generally. To the Seller's knowledge, no representation or warranty by the Seller in this Agreement or in any Exhibit, Schedule, certificate or other agreement, instrument or document furnished or to be furnished to the Buyer pursuant to this Agreement or in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein not misleading.


     ARTICLE 4

          REPRESENTATIONS AND WARRANTIES OF BUYER AND B-W

      The Buyer and B-W hereby jointly represent and warrant to the Seller as follows as of the date of this Agreement:

      4.1      Status.

   (a) Corporate Existence and Status. The Buyer and B-W each is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri.

   (b)      Authorization.

(i) The  Buyer  and B-W each has the  right,
      power and authority to enter into this Agreement and each other agreement, instrument or other document required to be executed by it hereunder (collectively, the "Other Agreements") and to consummate the purchase of the Assets and the other transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement;

(ii) The  execution  and delivery by each of
      the Buyer and B-W of this Agreement and the Other Agreements to which it is a party, and the consummation by the Buyer of the purchase of the Assets and the other transactions contemplated by, and other compliance with and performance of each of the Buyer's and B-W's obligations under, this Agreement and the Other Agreements to which it is a party have been duly authorized by all necessary corporate action on the part of each of the Buyer and B- W; and

(iii)   This   Agreement   and   the   Other
      Agreements to which it is a party constitute the valid and binding agreements of each of the Buyer and B-W that are enforceable against it in accordance with their respective terms, except to the extent that such enforceability (A) may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar law relating to creditors' rights generally and (B) may be subject to general principles of equity.

   (c) Absence of Violations or Conflicts. Except as disclosed in Schedule 4.1(c), the execution and delivery of this Agreement and the Other Agreements to which it is a party by each of the Buyer and B-W and the consummation by the Buyer of the purchase of the Assets and the other transactions contemplated by, or other compliance with or performance by each of the Buyer and B-W under, this Agreement and the Other Agreements to which it is a party, do not and will not with the passage of time or giving of notice or both, constitute a violation of, be in conflict with, or require any consent under, (i) the articles of incorporation and bylaws (as amended) of B-W or the Buyer, (ii) any judgment, decree or order of any governmental authority to which the Buyer or B-W or any of its properties are subject or bound, (iii) any applicable law, or (iv) any contract, agreement, instrument, commitment, undertaking or understanding to which the Buyer or B-W is a party or to which either of them or any of its assets or properties are subject or bound, except where any such violation, conflict, default, termination or claim would not have a material adverse effect on the ability of the Buyer or B-W to perform its obligations under this Agreement.

   (d)      No Governmental Consents Required.  Except as set forth in
Schedule 4.1(d), no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority on the part of the Buyer or B-W is required in connection with its execution or delivery of this Agreement or the Other Agreements to which it is a party or the consummation of the purchase of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement or such Other Agreements by the Buyer or B-W.

      4.2 Commissions. No person, firm or corporation has asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement by reason of any act or omission of the Buyer or B-W.

      4.3 Disclosures Generally. To Buyer's and B-W's knowledge, no representation or warranty by the Buyer or B-W in this Agreement or in any Exhibit, Schedule, certificate or other agreement, instrument or document furnished or to be furnished to the Seller pursuant to this Agreement or in connection with the purchase of the Assets or any of the other transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact, necessary to make the statements herein or therein not misleading.

      4.4      Financial Statements.

   (a) B-W has delivered to the Seller correct and complete copies of the audited balance sheets of B-W as of July 31, 1994, 1993 and 1992, and the related audited statements of operations and cash flows for the years then ended, together with the notes thereto and the other financial information included therewith (collectively, the "B-W Financial Statements").

   (b) The B-W Financial Statements are accurate and complete in all material respects, consistent with the books and records of B-W, (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods indicated, and (iii) fairly present the financial position, results of operations and cash flows of B-W at the respective dates thereof and for the periods therein indicated.


     ARTICLE 5

         CLOSING AND CLOSING DATE

      The preclosing and closing (collectively, "Closing") of the sale of Assets and other transactions contemplated by this Agreement shall take place in Cleveland, Ohio, commencing at 9:00 a.m. local time on February 17, 1995, ("Closing Date"), or a business day subsequent thereto designated by the Buyer and the Seller following satisfaction or waiver of all conditions to Closing set forth herein. The parties agree and acknowledge that time is of the essence of this Agreement, and that cooperation among the parties with respect to the Buyer's due diligence and the satisfaction of each party's conditions to Closing will be essential to consummating the sale of Assets and Real Property by such date. For all purposes, the Closing shall be deemed to be effective as of 11:59 p.m. (Cleveland, Ohio time) on the Closing Date.



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



     ARTICLE 6

COVENANTS OF SELLER

      6.1 Conduct of  Business.  From the date hereof to the Closing
Date, except for transactions which are expressly approved in writing by the Buyer, the Seller shall refrain from:

   (a) Subjecting any of the Assets to any lien, encumbrance or other claim of any kind, exclusive of liens permitted by this Agreement;

     (b) Except for sales of inventory in the ordinary course of business, selling, assigning, transferring or otherwise disposing of any of the Assets and Properties;
   (c) Modifying, amending, altering or terminating (whether by written or oral agreement, or any manner of action or inaction) any of the Debt Instruments, Leases, Intellectual Property Rights, Contract Rights or Insurance Policies, or entering into any such arrangement which is outside of the ordinary course of business or which involves the payment or receipt by the Seller of an amount in excess of $25,000; and/or

   (d) Taking or permitting any other action that, if taken or permitted immediately prior to the execution of this Agreement, would constitute a breach of or an exception to the representations and warranties in Section 3.2(c) hereof.
     6.2 Affirmative Covenants. From the date hereof to the Closing Date, the Seller shall with respect to the Division:
   (a) Maintain property and liability insurance with respect to the Division in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

   (b) Maintain, consistent with past practice, the properties of the Division and the Real Property in good repair, order and condition, reasonable wear and tear excepted, and use its best efforts to preserve its possession and control of all of such properties;

   (c) Use reasonable efforts (excluding compensation increases) to keep in faithful service the employees of the Division;

   (d) Maintain the books, accounts and records of the Division in a manner consistent with past practice and with sound business practices;

   (e) Allow, at all reasonable times, the Buyer's employees, attorneys, auditors, accountants and other authorized representatives, free and full access (during normal business hours and so as not to interrupt normal operations) to the Real Property and the facilities, plants, properties, books, records, documents and correspondence of the Seller relating to the Division, in order that the Buyer may have full opportunity to make such investigation as it may desire of the business of the Division;
   (f) Comply with all applicable law relating to the Real Property and the conduct of the Division's business, and conduct the Division's business in such a manner so that on the Closing Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date, except for changes permitted or contemplated by the terms of this Agreement;

   (g) Provide the Buyer with (i) prompt written notice of any material adverse change in the Assets, operations, Assumed Liabilities or business of the Division or in the condition of the Real Property, and (ii) monthly financial statements of the Division on a timely basis;

   (h) Maintain in inventory quantities of goods, supplies and materials which (A) as to raw materials and work-in-process, are sufficient to allow the Buyer to continue to operate the business of the Division after the Closing Date free of any unusual shortage of such items, and (B) as to finished goods, are consistent with past practice and with quantities of finished goods maintained at December 31, 1994;
     (i) Pay the liabilities and obligations relating to the Division in accordance with their respective terms as the same shall become due and payable; and (j) Operate the business of the Division only in the ordinary course so as to preserve its business organization intact, the goodwill of its suppliers, customers and others having business relations with the Seller.

      6.3  Obligations  Concerning  Employees.  On or  prior  to the
Closing Date, the Seller shall notify all of the Division's employees that certain assets of the Division are being sold to the Buyer, that all employees to be hired by the Buyer will be terminated from the employment of the Seller effective as of Closing, and that any decisions by the Buyer regarding its hiring procedures or the hiring of the Division's employees will be communicated to the employees by the Buyer. The Seller shall comply with all provisions of federal and state law relating to the continuation of health insurance benefits for terminated employees. Except with the prior written consent of the Buyer, the Seller shall not cause any of the Division's employees to suffer an "employment loss" as defined in the WARN Act. If any employees of the Division voluntarily terminate their employment with the Seller, Seller shall use all reasonable efforts to deliver to such employees a letter advising them of their obligations with respect to trade secrets and other confidential information, as well as any noncompetition or other contractual commitments (if applicable) of such employees.

      6.4 Roster of Employees. On or prior to the Closing Date, the Seller shall deliver to the Buyer an updated version of Schedule 3.7 with respect to its employees and their compensation and benefits.


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



      6.5 Final Payroll. No later than the first regular payroll date of Seller after the Closing Date (or prior thereto, if required by Ohio law), the Seller shall issue to all of the Division's employees payroll checks, dated as of the Closing Date, for all salary wages, accrued vacation and similar compensation (net of usual withholdings) owned to such employees for their services rendered through the Closing Date.

      6.6 Consents of Certain Lessors. The Seller shall support and cooperate with the Buyer in negotiating with the lessors of the leased assets referenced in Section 2.1(c), and shall offer all reasonable assistance requested by the Buyer (exclusive of any financial assistance) in connection therewith.

      6.7  Confidentiality/Non-Competition  Agreements.  The  Seller
shall assign to Buyer all of Seller's right, title and interest in and to all confidentiality and noncompetition agreements with any, present or former employee of the Division (it being understood that Seller makes no representation as to the assignability thereof).

      6.8      Due Diligence.

   (a) Generally. The Seller hereby authorizes the Buyer to continue its due diligence examination of the assets, liabilities, books and records of the Seller relating to the business of the Division and to conduct the pre-Closing audit described in Section 6.8(b). The Seller shall (i) make available and assemble at all reasonable times during the Division's normal business hours all records, Leases, Debt Instruments, Contract Rights, Insurance Policies, Intellectual Property Rights and other documents and data related to the Seller's assets and liabilities, (ii) allow the Buyer and its authorized representatives to make physical inspections of the Real Property and buildings located thereon, and (iii) reasonably cooperate with the Buyer's other due diligence requirements. The Buyer may hire legal, actuarial, accounting and other professionals to assist it in its due diligence review, and such representatives shall have reasonable access to the Seller's records and facilities during normal business hours.

   (b) Audit. The Buyer shall be entitled to conduct an audit, at the Buyer's expense, of the Division as of a date preceding the Closing Date for the purposes of verifying the Seller's representations and verifying the assets and liabilities of the Division.

   (c) Environmental Assessment. The Buyer shall have the right at the Buyer's expense to hire an engineering firm to conduct such environmental assessments of the business of the Division and the Real Property as the Buyer shall deem appropriate.

      6.9 Consents and Closing Conditions. The Seller shall use its best efforts (a) to obtain such consents from third parties and to take other actions as may be appropriate in order to fulfill the closing conditions contained herein which are reasonably within its control, and (b) to cause the representations and warranties in Article 3 to be true and correct on and as of the Closing Date. Seller shall notify Buyer promptly if, at any time prior to Closing, any facts come to the Seller's attention which indicate that any of such representations or warranties are or may be untrue on the date hereof or at such time.

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




     6.10 Performance of Land Sale Agreement. The Seller shall cause Land Seller duly to perform the Land Seller's obligations under the Land Sale Agreement in accordance with its terms.
      6.11 Certain  Assets in Possession  of Others.  From and after the Closing Date, if Buyer determines that certain assets of the Division purchased pursuant to this Agreement (including without limitation drawings, technical documents and specifications, and customer lists) are in the possession of any current or former affiliate or division of Seller (or any transferee thereof), Buyer may notify Seller in writing of such fact. Seller promptly shall commence all reasonable actions (exclusive of legal proceedings) appropriate to cause any affiliate or division (or transferee) in possession of such assets to transfer possession thereof to Buyer. If Buyer so requests in writing, Seller shall assign to Buyer all rights and causes of action held by Seller against any such person, in order for Buyer to have recourse directly against the party in possession of such assets. Seller has delivered to Buyer true and complete copies of all agreements, certificates and other documents by which (a) any current or former affiliate or division of Seller (or transferee) has certified that it has returned all properties of the Division which are part of the Assets being sold pursuant to this Agreement, and (b) any other purchaser of assets of the Figgie Packaging Systems division of Seller has agreed to surrender possession of any of the Assets.


     ARTICLE 7

        COVENANTS OF BUYER AND B-W

      7.1 Consents and Closing Conditions. The Buyer and B-W each shall use its best efforts (a) to obtain such consents from third parties and to take other actions as may be required in order to fulfill the closing conditions contained herein which are reasonably within its control, and (b) to cause the representations and warranties of the Buyer and B-W in Article 4 to be true and correct on and as of the Closing Date.

      7.2 Transfer Taxes. The Buyer shall be responsible for paying any and all state and local sales, use or other transfer tax attributable to the transfer of the Assets; provided that the Seller shall cooperate with the Buyer to the extent necessary to qualify for any statutory or regulatory exemption.

      7.3 Confidentiality of Information. Prior to the Closing Date, neither the Buyer nor B-W nor any of their respective employees, agents, auditors, attorneys and other authorized representatives shall without the Seller's prior written consent, communicate or divulge to any person or entity or use for their benefit any information, other than information becoming public other than by the Buyer's or B-W's action, concerning any confidential business information possessed, owned or used by the Seller that may be communicated to, acquired by or learned by the Buyer or B-W pursuant to this Agreement or the Buyer's or B-W's investigations contemplated hereby.


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



      7.4 Employees. Effective as of the Closing Date, the Buyer shall continue the operations of the Division in its present facility generally as they are presently conducted and offer employment to a substantial number of the then current employees of the Division. Such employees shall be eligible to participate in the benefit plans which are generally available to employees of B-W and its subsidiaries. Within a reasonable time after the execution of this Agreement (and in any event by February 8, 1995), the Buyer shall deliver to the Seller a true and complete list (certified by an officer of Buyer) of all employees of the Division to whom Buyer intends to make offers of full time employment with Buyer.

      7.5 Access to Records. After the Closing Date and upon reasonable prior notice to the Buyer, which notice must demonstrate to the reasonable satisfaction of the Buyer a legal or business necessity for access to the records of the Division, the Buyer shall permit the Seller, at the Seller's expense during normal business hours and so as not to interrupt normal operations, to have reasonable access to the records and former employees of the Division. Buyer hereby acknowledges that access for purposes of consummating the sale of those product lines of the Figgie Packaging Systems division that are not the subject of this Agreement, for purposes of preparing tax returns, and for purposes of conducting pending or threatened litigation with respect to certain matters that have been disclosed to the Buyer in writing at the time of execution hereof, shall demonstrate conclusively, upon Seller's request for access for such purposes, a legal or business necessity.

      7.6 Land Sale Agreement. If the Land Buyer shall not have entered into the Land Sale Agreement on or before February 8, 1995, then B-W (or a subsidiary thereof reasonably satisfactory to the Seller) shall, if the Seller so requests, enter into the Land Sale Agreement as the "Land Buyer" thereunder. If the Land Buyer named in Exhibit A does enter into the Land Sale Agreement on or before such date, then B-W hereby undertakes to perform all obligations of the Land Buyer under the Land Sale Agreement as its primary obligations if and to the extent such named Land Buyer fails to perform the same.

     ARTICLE 8

    TAX MATTERS

      8.1 Payment of Taxes. The Seller shall timely pay, before the same shall become delinquent and before penalties accrue thereon, all Taxes (including any Taxes incurred in connection with the transactions contemplated by this Agreement, if and to the extent such Taxes are the responsibility of the Seller) (a) shown (or to Seller's knowledge required to be shown) on any Return filed (or to Seller's knowledge required to be filed) by the Seller before, on or after the Closing Date, or (b) that become due from or payable by the Seller before, on or after the Closing Date. This Section 8.1 shall not apply with regard to any Tax to the extent that the Assets cannot be made subject to a lien for such Tax and the Buyer (and its successors, assigns, and affiliates) cannot be made liable for such Tax. Each party shall be responsible for filing Forms W-2 with respect to the 1995 taxable year in accordance with the "Standard Procedure" described in Rev. Proc. 84-77, 1984-2 C.B. 753. The responsibility for all other information returns shall be allocated similarly.


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



      8.2 Cooperation and Records Retention.  From time to time, the
Seller and the Buyer shall permit reasonable access, and shall cause their respective accountants and other representatives to permit reasonable access to each other, the information that they or their accountants or other representatives have within their control and that may be reasonably necessary in connection with the preparation of any Return or the examination by any taxing authority or other administrative or judicial proceeding relating to any Return. The Seller and the Buyer shall retain or cause to be retained, until the applicable statutes of limitations (including any extensions) have expired, copies of all Returns for all tax periods beginning before the Closing Date, together with supporting work schedules and other records or information that may be relevant to such Returns.

      8.3 Tax Elections. No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, affecting the Assets shall be made by the Seller after the date of this Agreement without the prior written consent of the Buyer.


     ARTICLE 9

       BUYER'S CONDITIONS TO CLOSING

      The obligation of the Buyer to consummate the purchase of Assets, the assumption of Assumed Liabilities and the other transactions contemplated by this Agreement shall be subject to the fulfillment to the Buyer's reasonable satisfaction of each of the following conditions:

     9.1 Continued Truth of Warranties. The representations and warranties of the Seller in Article 3 hereof shall be true and correct in all material respects on the Closing Date as if made on such date. 9.2 Performance of Covenants. The Seller shall have performed all covenants and obligations and complied with all conditions required by this Agreement or to be performed or complied with by it on or prior to the Closing Date.

      9.3 Permits and Consents. The parties hereto shall have secured all appropriate orders, consents, approvals and clearances, in form and substance satisfactory to the Buyer, by and from all third parties, including but not limited to governmental authorities, whose order, consent and approval or clearance is required by contract or applicable law for the consummation of the sale of the Assets and the other transactions herein contemplated; and all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("HSR Act") shall have expired.
     9.4 Due Diligence. The Buyer and its employees, attorneys, accountants and other agents shall have been permitted to conduct a full investigation of the books, records, - 25 -
     assets, liabilities and business of the Seller with respect to the Division as provided in Section 6.8, and
   (a) no facts shall have come to the attention of the Buyer which indicate a reduction in Working Capital (from that reflected on the December Balance Sheet) and/or the existence of a defect or liability affecting the business of the Division or the Assets or Real Property which in the reasonable judgment of the Buyer does or will result in or represent a reduction, loss or potential liability which, in the aggregate, exceeds $500,000; and

   (b) the Buyer shall have confirmed the material accuracy of all representations and warranties of the Seller set forth herein, except for inaccuracies which are remedied to the Buyer's reasonable satisfaction prior to Closing.

The term "Working Capital" shall mean an amount equal to the excess of (y) all current assets which are part of the Assets, over (z) all current liabilities which are part of the Assumed Liabilities. The Buyer shall give written notice to the Seller prior to Closing with reasonable promptness if the Buyer discovers any inaccuracy in the Seller's representations and warranties contained herein.

      9.5  Agreements  with  Lessors.  The Buyer shall have  reached
agreements   reasonably   satisfactory   to  Buyer  with  Machine  Tool  Finance
Corporation ("MTF") for the assumption of Leases, or the purchase of the properties subject thereto, under which MTF is the lessor.

      9.6 Absence of Claims. There shall not be any material litigation or claim pending or, to the Seller's knowledge, threatened against the Division or the Seller with respect to the business of the Division.

      9.7 Real Property Matters. The Land Buyer and the Land Seller shall close the Land Sale Agreement in accordance with its terms simultaneously with the Closing hereunder, it being understood that any breach by the Land Buyer of its obligations under the Land Sale Agreement shall not excuse the Buyer's performance hereunder.

     9.8 Releases. The condition to Closing set forth in Section 10.6 shall have been satisfied or waived by the Seller.
      9.9 Closing Documents. The Seller shall have delivered all documents required to be delivered by it at Closing, as more specifically set forth in Article 11, in each case in form and substance satisfactory to the Buyer.


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



 ARTICLE 10

      SELLER'S CONDITIONS TO CLOSING

      The obligation of the Seller to consummate the sale of the Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment to the Seller's reasonable satisfaction of the following conditions:

      10.1 Continued Truth of Warranties. The representations and warranties of the Buyer and B-W herein contained shall be true on and as of the Closing Date with the same force and effect as though made as of such date, except for any variations permitted by this Agreement.

      10.2 Performance of Covenants. The Buyer and B-W each shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

      10.3 Permits and Consents. The parties hereto shall have secured all appropriate orders, consents, approvals and clearances, in form and substance reasonably satisfactory to the Seller, by and from all third parties, including but not limited to governmental authorities, whose order, consent, approval or clearance is required by contract or applicable law for the consummation of the sale of the Assets and the other transactions herein contemplated; and all applicable waiting periods under the HSR Act shall have expired.

      10.4 Real Property Matters. The Land Buyer and the Land Seller shall close the Land Sale Agreement simultaneously with the Closing hereunder, it being understood that any breach by the Land Seller of its obligations under the Land Sale Agreement shall not excuse the Seller's performance hereunder.

      10.5 Assumption Agreement for Assumed Liabilities. The Buyer and B-W (or the BWG Subsidiary contemplated by Section 14.4) shall have entered into an assignment and assumption agreement pursuant to which the Buyer (or the BWG Subsidiary) shall assume the Assumed Liabilities. B-W hereby undertakes to perform all obligations of the Buyer under the Assumed Liabilities, as the primary obligations of B-W, if and to the extent the Buyer fails to do so.

      10.6 Closing Documents. Each of the Buyer and B-W shall have delivered all documents required to be delivered by it at Closing, as more specifically set forth in Article 11, in each case in form and substance reasonably satisfactory to the Seller.


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



    ARTICLE 11

   DOCUMENTS TO BE DELIVERED AT CLOSING

     11.1 Documents to be Delivered by Seller. At the Closing, the Seller shall:
   (a) Execute and deliver to the Buyer (or its assigns as permitted by Section 14.4) any and all instruments of sale, assignment and transfer and other documents reasonably requested by the Buyer in order to effect the transfer of the Assets to the Buyer, to effect the assumption of the Assumed Liabilities by the Buyer (or such assigns), or otherwise to facilitate the transactions contemplated hereby, such instruments to include, but not be limited to:

(i)  assignments  of  patents,   trademarks,
      tradenames, copyrights and all applications and licenses therefor, in form suitable for recording with any applicable registration authority (or accompanied by a limited power of attorney reasonably satisfactory to the Buyer), and all other Intellectual Property Rights of the Seller relating to the Division, including without limitation plant patent documents, assumed or fictitious names, corporate names, franchises, discoveries and other know- how;

(ii) duly endorsed  certificates of title to
      vehicles  included  within  the  Assets,   together  with  any
      appropriate affidavit with respect to the sale price thereof or the odometer reading of such vehicle;

(iii)  assignment and assumption  agreements
      with respect to the Contract Rights to be acquired by the Buyer hereunder, in form reasonably satisfactory to the Buyer, the Seller and any third party whose consent is required to effectively assign such Contract Right to the Buyer;

(iv) an assumption agreement with respect to the Assumed Liabilities;

(v) assignments of all letters of credit and similar instruments securing any of the Receivables with respect to which the Seller is beneficiary, together with the originals of such letters of credit and other instruments and a power of attorney in favor of Buyer, authorizing Buyer to sign on behalf of Seller in connection with draws thereunder;

(vi) a blanket bill of sale and assignment covering the Assets, conveying good and marketable title to the Assets to

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



      the Buyer, and containing "further assurances" language obligating the Seller to execute other appropriate instruments after the Closing in order to confirm the Buyer's title to and possession of such Assets;

(vii)   such  other   documents,   including
      instruments of sale, transfer and assignment transferring, assigning and conveying the Assets being purchased (and the rights described in Section 6.7) as shall be reasonably requested by the Buyer to permit the Buyer to evidence the transfer of any of the Assets or to vest in the Buyer good, marketable, indefeasible and recordable title to the Assets, free and clear of all liens, claims and encumbrances of third parties (other than as permitted hereby).

   (b) Deliver to the Buyer "bring-down" certificates of the Seller's chief financial officer, and certificates of incumbency and copies of the resolutions adopted by the Board of Directors of Seller, authorizing the execution and delivery of this Agreement and the consummation of the sale of the Assets and the other transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of the Seller;

   (c) Deliver to the Buyer certificates of good standing or their equivalent, dated not more than ten days prior to the Closing Date, attesting to the good standing of the Seller as a corporation under the laws of its state of incorporation and each other jurisdiction listed on Schedule 3.1(b);

   (d) Deliver to the Buyer Tax clearance certificates from all appropriate Tax authorities in form reasonably satisfactory to the Buyer in order to relieve the Buyer of any withholding obligations under applicable law;

   (e) Cause the Land Seller to deliver to Buyer the excess proceeds from the sale of the Real Property to the Land Buyer, as set forth in a letter, dated as of February 1, 1995, from the Land Seller to the Buyer;

   (f) Deliver to the Buyer evidence that all amounts due to and from the Division by the Seller and any of its affiliates have been paid in full;

   (g) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, or to the sale of Assets, deliver to the Buyer upon request copies of all such consents or approvals as obtained by the Seller.

      11.2     Documents to be Delivered by Buyer and/or B-W.  At the Closing:

   (a) The Buyer and (where appropriate) B-W shall execute and deliver to the Seller any and all documents identified in Section 11.1(a), as specified;


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



   (b) The Buyer and B-W shall deliver to the Seller a "bring-down" certificate of each of the Buyer's and B-W's chief financial officer, and a certificate of incumbency and copies of the resolutions adopted by the Board of Directors of each of the Buyer and B-W, authorizing the execution and delivery of this Agreement and the consummation of the purchase of Assets and the other transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or an Assistant Secretary of each of the Buyer and B-W;

   (c) The Buyer and B-W shall deliver to the Seller a certificate of good standing or its equivalent, dated not more than ten days prior to the Closing Date, attesting to the good standing of each of the Buyer and B-W as a corporation under the laws of the State of Missouri;

     (d) The Buyer and B-W shall deliver to the Seller an undertaking by Barry-Wehmiller Group Inc. ("Parent") to indemnify the Seller from and against any of the Assumed Liabilities which relate to the Leases identified on Schedule 14.4, such undertaking to be in form and substance reasonably satisfactory to the Seller; and
   (e) To the extent any consents or approvals shall be necessary to any of the transactions herein contemplated, or to the sale of Assets, the Buyer shall deliver to the Seller upon request copies of all such consents or approvals as obtained by the Buyer.


 ARTICLE 12

       INDEMNIFICATION AND SURVIVAL

      12.1     General Indemnification.

     (a) By Seller. Subject to the provisions of this Article 12, by execution of this Agreement, the Seller agrees to indemnify the Buyer, B-W and their respective successors and assigns and hold them harmless against and in respect of:
(i)  any  and  all  loss,  liability,  cost,
      expense  or  damage   (including   judgments  and   settlement
      payments)  incurred by them incident to, arising in connection with  or  resulting  from  any  misrepresentation,  breach  or inaccuracy  of any  representation  or  warranty by the Seller made or contained in Section 3.1(a),  3.1(c),  3.1(d), 3.1(e),
      3.1(f),  3.12 and  3.13,  and the  last  sentence  of  Section
      3.4(a),  or in any  Schedule  relating  specifically  to  such
      Sections,  or in any certificate or other document  (excluding
      any  certificate  to  the  effect  that   representations  and
      warranties in this Agreement are true on the Closing Date) executed and delivered to the Buyer or B-W at the Closing pursuant to this Agreement or the transactions contemplated herein;


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(ii)  any and  all  loss,  liability,  cost,
      expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any breach or non-performance of any covenant or obligation of the Seller made or contained in this Agreement or in any certificate or document executed and delivered to the Buyer or B-W at the Closing pursuant to this Agreement or the transactions contemplated herein;

(iii)  any and all  loss,  liability,  cost,
      expense or damage (including judgments and settlement payments) relating to any violation of, noncompliance with, or obligation under Environmental and Safety Requirements, which violation, noncompliance or obligation arises from or relates to either the Division's operations prior to the Closing, or the condition of the Assets or Real Property at the time of the Closing;

(iv)  any and  all  loss,  liability,  cost,
      expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from (A) the parties' noncompliance with the bulk transfer laws of any jurisdiction, and (B) all other liabilities and obligations directly or indirectly arising from or relating to acts or failures to act by the Seller prior to the Closing (including but not limited to obligations relating to Taxes), except only the Assumed Liabilities; and

(iv)  any and all  costs,  expenses  and all
      other actual damages incurred by the Buyer or B-W in remedying any breach, misrepresentation, non-performance, inaccuracy or other matter described above, or in enforcing its right of indemnification hereunder, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees, and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully
      prosecuted,   would  have  resulted  in  Damages  (as  defined
      herein).

   (b) By Buyer and B-W. Subject to the provisions of this Article 12, by execution of this Agreement, the Buyer and B-W jointly and severally agree to indemnify the Seller and its successors and assigns and hold them harmless against and in respect of:

(i)  any  and  all  loss,  liability,  cost,
      expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any misrepresentation, breach or inaccuracy of any representation or warranty by the Buyer made or contained in Section 4.1(a), 4.1(b), 4.1(c), 4.1(d), 4.2 or
      4.3, or in any Schedule relating specifically

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



      to such Sections, or in any certificate or other document (excluding any certificate to the effect that representations and warranties in this Agreement are true on the Closing Date) executed and delivered to the Seller at the Closing pursuant to this Agreement or the transactions contemplated herein;

(ii)  any and  all  loss,  liability,  cost,
      expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any breach or non-performance of any covenant or obligation of the Buyer made or contained in this Agreement or in any certificate or document executed and delivered to the Seller at the Closing pursuant to this Agreement or the transactions contemplated herein;

(iii)  any and all  loss,  liability,  cost,
      expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any of the Assumed Liabilities (regardless of whether any of the same may be novated);

(iv)  provided the Seller has complied  with
      its obligations under the third sentence of Section 6.3, any and all loss, liability, cost, expense or damage (including judgments and settlement payments) incurred by them incident to, arising in connection with or resulting from any "plant closing" or "mass layoff" (as respectively defined in the WARN
      Act) which results from the Buyer's failure to offer employment to all of the Division's employees effective as of the Closing Date; and

(v)  any  and all  costs,  expenses  and all
      other actual damages incurred by the Seller in claiming, contesting or remedying any breach, misrepresentation, non-performance, inaccuracy or other matter described above, or in enforcing their right of indemnification hereunder, including, by way of illustration and not limitation, all legal and accounting fees, other professional expenses and all filing fees, and collection costs incident thereto and all such fees, costs and expenses incurred in defending claims which, if successfully prosecuted would have resulted in Damages (as defined herein).

     (c) Damages. Any and all of the items set forth in Sections 12.1(a) and 12.1(b) for which a party is entitled to be indemnified hereunder are called "Damages."
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



      12.2     Notice of, and Procedures for, Collecting Indemnification.

   (a) Initial Claim Notice. When a party becomes aware of a situation which may result in Damages for which it would be entitled to be indemnified hereunder, such party (the "Indemnitee") shall submit a written notice (the "Initial Claim Notice") to the other party (the "Indemnitor") to such effect with reasonable promptness after it first becomes aware of such matter and shall furnish the Indemnitor with such information as it has available demonstrating its right or possible right to receive indemnity. If the potential claim is predicated on, or later results in, the filing by a third party of any action at law or in equity (a "Third Party Claim"), the Indemnitee shall provide the Indemnitor with a supplemental Initial Claim Notice not later than ten (10) days prior to the date on which a responsive pleading must be filed, and shall also furnish a copy of such claim (if made in writing) and of all documents received from the third party in support of such claim. Every Initial Claim Notice shall, if feasible, contain a reasonable estimate by the Indemnitee of the losses, costs, liabilities and expenses (including, but not limited to, costs and expenses of litigation and attorneys' fees) which the Indemnitee may incur. In addition, each Initial Claim Notice shall name, when known, the person or persons making the assertions which are the basis for such claim. Failure by the Indemnitee to deliver an Initial Claim Notice or an update thereof in a timely manner shall not relieve the Indemnitor of any of its obligations under this Agreement except to the extent that actual monetary prejudice to the Indemnitor can be demonstrated.

     (b) Rights of Indemnitor. If, prior to the expiration of thirty (30) days from the mailing of an Initial Claim Notice (the "Claim Answer Period"), the Indemnitor shall request in writing that such claim not be paid, the same shall not be paid, and the Indemnitor shall settle, compromise or litigate in good faith such claim, and employ attorneys of its choice to do so; provided, however, that the Indemnitee shall not be required to refrain from paying any claim which has matured by court judgment or decree, unless appeal is taken therefrom and proper appeal bond posted by the Indemnitor, nor shall it be required to refrain from paying any claim where such action would result in the foreclosure of a lien upon any of its assets or a default in a lease or other contract except a lease or other contract which is the subject of the dispute. If the Indemnitor elects to settle, compromise or litigate such claim, all reasonable expenses, including but not limited to all amounts paid in settlement or to satisfy judgments or awards and reasonable attorney's fees and costs, incurred by the Indemnitor in settling, compromising or litigating such claim shall be secured to the reasonable satisfaction of the Indemnitee. The Indemnitee shall cooperate fully to make available to the Indemnitor and its attorneys, representatives and agents, all pertinent information under its control. The Indemnitee shall have the right to elect to settle or compromise all other contested claims with respect to which the Indemnitor has not, within the Claim Answer Period, acknowledged in writing (i) liability therefor, and
(ii) its election to assume full responsibility for the settlement, compromise, litigation and payment of such claim.
   (c) Final Claims Statement. At such time as Damages for which the Indemnitor is liable hereunder are incurred by the Indemnitee by actual payment thereof or by entry of a final judgment, the Indemnitee shall forward a Final Claims Statement to the Indemnitor setting forth the amount of such Damages in reasonable detail on an itemized basis. The Indemnitee shall supplement the Final Claims Statement with such supporting proof of loss

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



(e.g. vouchers, cancelled checks, accounting summaries, judgments, settlement agreement, etc.) as the Indemnitor may reasonably request in writing within thirty (30) days after receipt of a Final Claims Statement. All amounts reflected on Final Claims Statements shall be paid promptly by the Indemnitor to the Indemnitee.

      12.3 Survival. Except for the representations and warranties of Seller which are identified in Section 12.1(a)(i), and the representations and warranties of Buyer and B-W identified in Section 12.1(b)(i) (all of which shall survive the Closing), the representations and warranties of the parties contained in this Agreement shall expire at the time of the Closing.

    ARTICLE 13

         TERMINATION OF AGREEMENT

      13.1  Termination.  Anything in this Agreement to the contrary
notwithstanding,   this  Agreement  may  be  terminated  and  the   transactions
contemplated hereby abandoned at any time prior to the Closing:

   (a)      by mutual written consent of the Buyer, B-W and the Seller;

   (b) upon written notice from the Buyer to the Seller if any of the conditions precedent to the Buyer's or B-W's obligations hereunder shall have become incapable of fulfillment through no fault of the Buyer or B-W;

   (c) upon written notice from the Seller to the Buyer if any of the conditions precedent to the Seller's obligations hereunder shall have become incapable of fulfillment through no fault of the Seller or the Land Seller;

     (d) upon written notice from any party to the other parties hereto if the Closing does not occur by February 28, 1995 (unless the failure to consummate the purchase and sale of the Assets by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement or any affiliate thereof).
      13.2 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned pursuant to Section 13.1, then this Agreement shall become null and void and of no effect, except for the provisions of this Article 13 and Article 14 (relating to, among other things, notices, contract construction and effect and confidentiality); provided, however, that such termination shall not affect the right of any party (a) to bring an action against another party for a breach occurring prior to the termination or for a wrongful termination, (b) to bring an action based on a misrepresentation or breach of warranty in Section 3.13 or 4.2, or (c) to be indemnified under Article 12 with respect to any Damages attributable to such breach or misrepresentation.



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



    ARTICLE 14

   MISCELLANEOUS

      14.1 Notices. Any notices or other communications required or permitted hereunder (including, by way of illustration and not limitation, any notice permitted or required under Article 12 hereof) to any party hereto shall be sufficiently given when delivered in person, or when by certified or registered mail, postage prepaid, or one business day after dispatch of such notice with an overnight delivery service, or when telecopied if an answer back is received by the sender, in each case addressed as follows:

   In the case of the Buyer and B-W:

Barry-Wehmiller Company
8020 Forsyth Boulevard
St. Louis, Missouri 63105
Attn:  Timothy J. Sullivan, Vice President and Chief Financial
        Officer
Telecopy:  (314) 862-8858

   and a copy to:

Thompson & Mitchell
One Mercantile Center
St. Louis, Missouri 63101
Attn:  Ronald E. Haglof, Esq.
Telecopy:  (314) 342-1717

   In the case of the Seller:

Figgie International Inc.
4420 Sherwin Road
Willoughby, Ohio 44094
Attn:  Steven L. Siemborski
Telecopy:  (216) 951-1724


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



   with a copy to:

Mary E. Reeve, Esq.
(at the same address)

   and a copy to:

Calfee, Halter & Griswold
800 Superior Avenue, Suite 1800
Cleveland, Ohio 44114
Attn:  Joseph K. Juster, Esq.
Telecopy:  (216) 241-0816

or such substituted address or attention as any party shall have given notice to the others in writing in the manner set forth in this Section 14.1.

      14.2 Amendment. This Agreement may be amended or modified in whole or in part only by an agreement in writing executed by all parties hereto and making specific reference to this Agreement.

      14.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

      14.4 Binding on Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns in accordance with the terms hereof. The Seller may not assign its interest under this Agreement on or prior to the Closing Date without the prior written consent of the Buyer. The Buyer may designate Barry-Wehmiller Equipment, Inc., a subsidiary of the Parent ("BWG Subsidiary"), to acquire (by assumption or novation) any of the Leases identified on Schedule 14.4 and to assume the obligations of the Seller thereunder, in which case the Buyer and B-W shall have no liability with respect to such Leases and obligations thereunder, provided the undertaking in Section 11.2(d) is furnished to the Seller. The Buyer otherwise may not assign its interest under this Agreement on or prior to the Closing Date without the prior written consent of the Seller. Any party may assign its rights under this Agreement after the Closing Date, but such assignment shall not relieve the assigning party of its obligations hereunder.

      14.5 Severability. In the event that any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.


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



      14.6  Publicity.   Any  public  announcements  concerning  the
transaction contemplated by this Agreement shall be jointly planned and simultaneously released by the Buyer and the Seller, and neither of them shall act in this regard without the prior written approval of the other, which approval shall not be unreasonably withheld.

      14.7 Headings. The headings in the sections and subsections of this Agreement and in the Schedules are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

     14.8 List of Exhibits and Schedules. As mentioned in this Agreement, there are attached hereto or delivered herewith, the following Exhibit and Schedules:
EXHIBIT

     Section
Exhibit           Document  Reference

      A           Form of Land Sale Agreement         Recitals


     SCHEDULES

Schedule
  No. Schedule Caption

1.1(d)Contract Rights
1.1(f)Figgie Names
3.1(b)Foreign Qualifications
3.1(e)Violations or Conflicts
3.1(f)Government Consents
3.2(a)December Balance Sheet
3.2(b)Undisclosed Liabilities
3.2(c)Capital Leases
3.2(d)Certain Changes
3.3  Tax Matters
3.4(a)Properties and Title Exceptions
3.4(b)Leases
3.4(c)Condition of Assets
3.4(f)Inventory
3.5  Intellectual Property Rights
3.6(a)Debt Instruments
3.6(b)Contracts
3.6(c)Insurance
3.6(d)Status
3.7  Employee List, Employment Contracts
3.8  Pension and Welfare Plans

3.9  Labor Relation
3.10  Litigation
3.11  Compliance With Laws, Permits and Environmental Matters
3.12  Transactions with Affiliates
4.1(c)Violations or Conflicts
4.1(d)Government Consents
14.4  Certain Leases

Each of the foregoing Exhibits and Schedules is incorporated herein by this reference and expressly made a part hereof.

      14.9 Expenses. Except to the extent otherwise provided in this Agreement, each of the Seller and the Buyer shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated, including, but not limited to, legal and accounting fees and expenses.

      14.10 Waivers. The parties may, by written agreement, (a) extend the time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement, and (d) waive or modify performance of any of the obligations of any of the parties hereto; provided, that no such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent insistence upon such strict compliance other than with respect to the matter so waived or modified.

      14.11 Entire Agreement; Law Governing. All prior negotiations and agreements between the parties hereto are superseded by this Agreement, and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Exhibit or Schedule delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Missouri, determined without reference to conflicts of law principles.

   [The balance of this page has been left blank intentionally]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.



    BARRY-WEHMILLER ACQUISITION CORP.



    By
         ,
         (Name, Title)

    BARRY-WEHMILLER COMPANY



    By
         ,
         (Name, Title)


   FIGGIE INTERNATIONAL INC.



    By
       ,
         (Name, Title)

          ASSET PURCHASE AGREEMENT
      AUTHOR'S NAME:  NVARSAM
      CLIENT NUMBER:  5016    BARRY-WEHMILLER CO.
      MATTER NUMBER:  70589   FIGGIE INC.
  FILESHARE ITEM ID:  950030069          VERSION ID:  10
          ---------           --
           FILENAME:  FIGGIE.AGM
  TYPIST USERS NAME:  caustin
       TODAY'S DATE:  February 1, 1995
          DUPED FROM 942760074







      DO NOT DISCARD THIS PAGE

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